As filed with the Securities and Exchange Commission on August 10, 2000.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                      -----
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                      -----
                               PARKERVISION, INC.
             (Exact name of registrant as specified in its charter)

                FLORIDA                                    59-2971472
       (State or jurisdiction of                        (I.R.S. Employer
     Incorporation or organization)                  Identification Number)

                               8493 BAYMEADOWS WAY
                           JACKSONVILLE, FLORIDA 32256
                    (Address of principal executive offices)

                                 1993 STOCK PLAN
                          2000 PERFORMANCE EQUITY PLAN
                                       and
                           OTHER EMPLOYEE OPTION PLANS
                            (Full title of the Plans)

                      Jeffrey Parker, Chairman of the Board
                               ParkerVision, Inc.
                               8493 Baymeadows Way
                           Jacksonville, Florida 32256
                                 (904) 737-1367
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             David Alan Miller, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                   Proposed              Proposed
                                                    maximum               maximum
Title of Securities          Amount to be        offering price          aggregate             Amount of
 to be registered           registered (1)        per share(2)       offering price(1)     registration fee
===========================================================================================================
Common Stock, par value    5,000,000 shares          $ 45.97           $229,850,000           $60,680.40
$.01 per share               665,700 shares          $ 45.97           $ 30,602,229           $ 8,078.99
                             459,800 shares          $ 23.25           $ 10,690,350           $ 2,822.25
                             212,000 shares          $ 28.25           $  5,989,000           $ 1,581.10
                             162,500 shares          $23.125           $  3,757,813           $   992.06
                             500,000 shares          $ 30.00           $ 15,000,000           $ 3,960.00
                             100,000 shares          $ 23.25           $  2,325,000           $   613.80
                              40,000 shares          $ 18.75           $    750,000           $   198.00
                              25,000 shares          $ 23.25           $    581,250           $   153.45
===========================================================================================================
Total Registration Fee....................................................................... $79,080.05
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there are also being registered additional securities as may be issued as a result of anti-dilution provisions under each of the 1993 Stock Plan, 2000 Performance Equity Plan and Other Employee Option Plans.

(2) Pursuant to Rule 457 (c), the registration fee for 5,665,700 shares of the Common Stock is calculated on the basis of the market price of $45.97 on August 3, 2000, and pursuant to Rule 457 (g) the registration fee for 1,499,300 shares of the Common Stock is calculated on the basis of the exercise prices set fort in the above table.


                                   -----------
In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.
                                   -----------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION. *


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

-------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rules 428 and 424 under the Securities Act of 1933 and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Except for Item 8 disclosure, the contents of Part II of the Registration Statement on Form S-8 (No. 33- 93658) previously filed by the Registrant with the Securities and Exchange Commission ("Commission") on June 19, 1995, are incorporated by reference in this Registration Statement. This Registration Statement covered 500,000 shares of Common Stock.

     On September 19, 1996 and August 22, 1997, the Board of Directors of the Registrant approved amendments to the 1993 Stock Plan to increase the number of shares of Common Stock available under the 1993 Stock Plan to an aggregate of 2,000,000 shares of Common Stock. The amendments to the 1993 Stock Plan were approved by the stockholders of the Registrant on October 29, 1996 and November 7, 1997, respectively. The Registrant filed a Registration Statement on Form S-8 (No. 333-62497) on August 28, 1998 to register the additional 1,500,000 shares of Common Stock available under the 1993 Stock Plan.

     Except for Item 8 disclosure, the contents of Part II of the Registration Statement on Form S-8 (No. 333-62497) previously filed by the Registrant with the Commission on August 28, 1998, are incorporated by reference with this Registration Statement.

     On May 26, 1998, the Board of Directors of the Registrant approved the grant of options to purchase up to 500,000 shares of Common Stock to an executive employee of the Registrant. The Registrant filed a Registration
Statement on Form S-8 (No. 333-62497) on August 28, 1998 to register these shares.

     On November 16, 1998, the Board of Directors of the Registrant approved an amendment to the 1993 Stock Plan to increase the number of shares of Common Stock available under the 1993 Stock Plan to an aggregate of 3,500,000 shares of Common Stock. The amendment to the 1993 Stock Plan was approved by the stockholders of the Registrant on June 10, 1999. The Registrant is filing this Registration Statement to register the additional 1,500,000 shares of Common Stock available under the 1993 Stock Plan.

     On November 16, 1998, the Board of Directors of the Registrant approved the grant of options to purchase up to 40,000 of Common Stock to consultants of the Company. On March 4, 1999, the Board of Directors of the Registrant approved the grant of options to purchase an aggregate of 25,000 shares of Common Stock to two directors of the Company. On March 5, 1999, the Board of Directors of the Registrant approved the grant of options to purchase up to 100,000 of Common Stock to a new employee of the Company. On May 13, 1999, the Board of Directors of the Registrant approved the grant of options to purchase up to 500,000 shares of Common Stock to a new employee of the Company. The options to purchase an aggregate of 665,000 shares of Common Stock form the Other Employee Stock Option Plans which are included on this Registration Statement.

     On March 3, 2000, the Board of Directors of the Registrant approved the 2000 Performance Equity Plan covering 5,000,000 shares of Common Stock. The 2000 Performance Equity Plan was approved by stockholders on July 13, 2000. The Registrant is filing this Registrant Statement to register the 5,000,000 shares of Common Stock available under the 2000 Performance Equity Plan.

ITEM 8.        EXHIBITS.

Exhibit No.    Description
-----------    -----------

5.1*           Opinion of Graubard Mollen & Miller

10.1           1993 Stock Plan of the Registrant  (Incorporated  by reference to
               Exhibit 10.2 from Registration Statement on Form SB-2 No. 33-70588-A)

10.2 Stock Option Agreement (Vesting) dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to
               Exhibit   10.2   from   Registration   Statement   on  Form   S-8
               No.333-62497)

10.3 Stock Option Agreement (Acceleration) dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to
               Exhibit  10.3  from  Registration   Statement  on  Form  S-8  No.
               333-62497)

10.4 Employment Agreement dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to Exhibit 10.4 from Registration Statement on Form S-8 No. 333- 62497)

10.5* Stock Option Agreement (Vesting) dated May 13, 1999 between Registrant and Jim Baker

10.6* Stock Option Agreement (Acceleration) dated May 13, 1999 between Registrant and Jim Baker

10.7* Stock Option Agreement dated March 5, 1999 between Registrant and Greg Rawlins

10.8* Stock Option Agreement dated November 16, 1998 between Registrant and Michael DuBow

10.9* Form of Stock Option Agreement dated November 16, 1998 between Registrant and consultants

10.10* Form of Stock Option Agreement dated March 4, 1999 between Registrant and two directors

10.11*         2000 Performance Equity Plan of the Registrant

23.1* Consent of Arthur Andersen LLP, independent certified public accountants for Registrant

23.2* Consent of PricewaterhouseCoopers LLP, independent certified public accountants for Registrant

23.3*          Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

24.1*          Power of Attorney (included on the signature page hereto.)

----------

*  Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 10th day of August, 2000.

                                      PARKERVISION, INC.


                                      By:/s/ Jeffrey Parker
                                         ---------------------------------------
                                         Jeffrey Parker, Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Parker and Richard L. Sisisky his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

/s/ Jeffrey L. Parker              Chairman of the Board, Chief Executive       August 10, 2000
--------------------------         Officer and Director (Principal Executive
    Jeffrey L. Parker              Officer)

/s/ Richard L. Sisisky             President, Chief Operating Officer and       August 10, 2000
--------------------------         Director
    Richard L. Sisisky

/s/ Stacie Wilf                    Secretary, Treasurer and Director            August 10, 2000
--------------------------         (Principal Accounting Officer and
    Stacie Wilf                    Principal Financial Officer)

/s/ David F. Sorrells              Chief Technical Officer and Director         August 10, 2000
--------------------------
    David F. Sorrells

/s/ Cynthia L. Poehlman            Controller and Chief Accounting Officer      August 10, 2000
--------------------------
    Cynthia L. Poehlman

/s/ Todd Parker                    Director                                     August 10, 2000
--------------------------
    Todd Parker

/s/ William L. Sammons             Director                                     August 10, 2000
--------------------------
    William L. Sammons


/s/ Arthur G. Yeager               Director                                     August 10, 2000
--------------------------
    Arthur G. Yeager

                                   Director                                     August 10, 2000
--------------------------
    William A. Hightower

/s/ Amy Newmark                    Director                                     August 10, 2000
--------------------------
    Amy Newmark

                                   Director                                     August 10, 2000
--------------------------
    Robert G. Sterne

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Description
-----------    -----------

5.1*           Opinion of Graubard Mollen & Miller

10.1           1993 Stock Plan of the Registrant  (Incorporated  by reference to
               Exhibit 10.2 from Registration Statement on Form SB-2 No. 33-70588-A)

10.2 Stock Option Agreement (Vesting) dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to
               Exhibit  10.2  from  Registration   Statement  on  Form  S-8  No.
               333-62497)

10.3 Stock Option Agreement (Acceleration) dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to
               Exhibit  10.3  from  Registration   Statement  on  Form  S-8  No.
               333-62497)

10.4 Employment Agreement dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to Exhibit 10.4 from Registration Statement on Form S-8 No. 333- 62497)

10.5* Stock Option Agreement (Vesting) dated May 13, 1999 between Registrant and Jim Baker

10.6* Stock Option Agreement (Acceleration) dated May 13, 1999 between Registrant and Jim Baker

10.7* Stock Option Agreement dated March 5, 1999 between Registrant and Greg Rawlins

10.8* Stock Option Agreement dated November 16, 1998 between Registrant and Michael DuBow

10.9* Form of Stock Option Agreement dated November 16, 1998 between Registrant and Consultants.

10.10* Form of Stock Option Agreement dated March 4, 1999 between Registrant and Directors

10.11*         2000 Performance Equity Plan of the Registrant

23.1* Consent of Arthur Andersen LLP, independent certified public accountants for Registrant

23.2* Consent of PricewaterhouseCoopers LLP, independent certified public accountants for Registrant

23.3*          Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

24.1*          Power of Attorney (included on the signature page hereto.)

----------

*    Filed herewith